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                               October 4, 2000


                                                                      Exhibit 5


Board of Directors
Deere & Company
One John Deere Place
Moline, Illinois 61265

                                 DEERE & COMPANY

Ladies and Gentlemen:

         We are acting as counsel for Deere & Company (the "Company") in connection with the combined Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 33-54149 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the combined prospectus pursuant to Rule 429 contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of the Company's (i) debt securities (the "Debt Securities"), (ii) guarantees of the debt securities issued by John Deere B.V. (the "Guarantees"), (iii) warrants to purchase Debt Securities (the "Debt Warrants"), (iv) preferred stock (the "Preferred Stock"), (v) Preferred Stock represented by depositary shares (the "Depositary Shares"), (vi) common stock (the "Common Stock"), (vii) warrants to purchase Common Stock (the "Common Warrants"), (viii) warrants the value of which is related to the value of various currencies (the "Currency Warrants") and (ix) other warrants the value of which is related to various indices or other items (the "Shelf Warrants") with an aggregate issue price of up to $1,250,000,000. The Debt Warrants, Common Warrants, Currency Warrants and Shelf Warrants are collectively referred to as the "Warrants" and the Warrants, together with the Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares and the Common Stock are collectively referred to as the "Securities". Any Debt Securities and Preferred Stock may be convertible into or exchangeable for Common Stock or other Securities.

         The Debt Securities will be issued in one or more series and may be either senior debt securities (the "Senior Securities") issued pursuant to an Indenture dated October 1, 1998 (the "Senior Indenture") between the Company and The Chase Manhattan Bank, trustee (the "Senior Trustee"), or subordinated debt securities (the "Subordinated Securities") issued pursuant to an Indenture dated March 15, 1999 (the "Subordinated Indenture") between the Company and The Bank of New York, trustee (the "Subordinated Trustee"). The Guarantees will be issued pursuant to an Indenture (the "Guaranteed Debt Indenture") to be entered into


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October 4, 2000
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among John Deere B.V., the Company, as guarantor, and The Chase Manhattan Bank, trustee (the "Guaranteed Debt Trustee"). The Debt Warrants will be issued under one or more debt warrant agreements (each, a "Debt Warrant Agreement"), the Common Warrants will be issued under one or more common warrant agreements (each, a "Common Warrant Agreement"), the Currency Warrants will be issued under one or more currency warrant agreements (each, a "Currency Warrant Agreement") and the Shelf Warrants will be issued under one or more warrant agreements (each, a "Shelf Warrant Agreement" and, together with the Debt Warrant Agreements, the Common Warrant Agreements and the Currency Warrant Agreements, the "Warrant Agreements") each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"). The Depositary Shares will be issued under one or more Deposit Agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (the "Depositary").

         We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, including resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the Indentures and the issuance, offering and sale of the Securities, and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The Senior Indenture has been duly authorized, executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming due authorization, execution and delivery thereof by the Senior Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

         2. The Senior Securities (including Senior Securities issuable upon conversion of or exchange for any Security or upon exercise of any Debt Warrant) have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Indenture.

         3. The Subordinated Indenture has been duly authorized, executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming due authorization, execution and delivery thereof by the Subordinated Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

         4. The Subordinated Securities (including Subordinated Securities issuable upon conversion of or exchange for any Security or upon exercise of any Debt Warrant) have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the


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October 4, 2000
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Resolutions, and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture.

         5. The Guaranteed Debt Indenture has been duly authorized by the Company and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions and assuming due authorization, execution and delivery thereof by John Deere B.V. and the Guaranteed Debt Trustee, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

         6. The Guarantees have been duly authorized by the Company and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and when the securities on which such Guarantees are endorsed are duly executed by John Deere B.V. and authenticated by the Guaranteed Debt Trustee in accordance with the Guaranteed Debt Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Guaranteed Debt Indenture.

         7. The Warrant Agreements have been duly authorized and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

         8. The Warrants have been duly authorized and, when the final terms thereof have been duly established and approved and when certificates representing such Warrants have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and when such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, such Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement.

         9. The Preferred Stock (including Preferred Stock issuable upon conversion of or exchange for any Security) has been duly authorized and, when the final terms thereof have been duly established and approved and certificates representing such Preferred Stock have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and when such certificates have been delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such Preferred Stock has been taken, including the adoption of a Certificate of Designations relating thereto, such shares will be validly issued, fully paid and non-assessable.

         10. The Deposit Agreements have been duly authorized and, when duly executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the applicable Depositary, will

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October 4, 2000
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constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

         11. The Depositary Shares have been duly authorized and, when the final terms thereof have been duly established and approved pursuant to the authority granted in the Resolutions, and when the depositary receipts representing such Depositary Shares have been duly executed by the Depositary and delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such Depositary Shares and the underlying Preferred Stock has been taken, such Depositary Shares will be validly issued and entitled to the benefits of the applicable Deposit Agreement.

         12. The Common Stock (including Common Stock issuable upon conversion of or exchange for any Security or upon exercise of any Warrant) has been duly authorized and, when issued and delivered pursuant to the authority granted in the Resolutions and against payment therefor, will be validly issued, fully paid and non-assessable.

         The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus.

                                     Very truly yours,


                                      /s/ Shearman & Sterling